Exhibit (b)(iv)

ABIVAX SA

May 7, 2026

Citibank, N.A. – ADR Department

388 Greenwich Street

New York, NY 10013

Attn: Lin Kong

Program ADSs (CUSIP No.: 00370M103)

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of October 24, 2023, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Abivax SA, a limited company (société anonyme) incorporated under the laws of France, and its successors (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company has, upon the terms set forth in that certain Purchase Agreement, dated as of May 4, 2026 (the “Purchase Agreement”), by and among the Company and each holder identified on the signature pages thereto (each, a “Royalty Certificate Holder” and, collectively, the “Royalty Certificate Holders”), agreed to purchase (the “Purchase”) certain royalty certificates (the “Royalty Certificates”) from, and presently held by, the Royalty Certificate Holders set forth on the List of Royalty Certificate Holders attached hereto as Exhibit A (the “List of Royalty Certificate Holders”) in exchange for, inter alia, an aggregate of 403,347 ordinary shares, par value €0.01 per share, of the Company (the “Ordinary Shares”), deliverable in the form of unrestricted ADSs (the “Program ADSs”), each representing one (1) Ordinary Share, with such Program ADSs to be issued and delivered, by the Depositary to the Royalty Certificate Holders, in accordance with the terms and subject to the conditions herein and in the Deposit Agreement. The Ordinary Shares underlying the Program ADSs shall initially be issued to the Royalty Certificate Holders by the Company upon the exemptions from registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Program ADSs representing such Ordinary Shares have been registered for resale pursuant to an automatic shelf registration statement on Form F-3 (File No.: 333-288884) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 23, 2025 and which became automatically effective upon filing, which Registration Statement includes a base prospectus relating to certain securities to be offered from time to time by the Company, and a prospectus supplement, specifically relating to the Program ADSs, which was filed with the Commission on May 7, 2026 (the “Prospectus Supplement”).

The purpose and intent of this letter agreement (the “Letter Agreement”) is to set forth the terms and conditions upon which (i) the Company, for each Royalty Certificate Holder, shall deposit Ordinary Shares with Citibank Europe plc (the “Custodian”), and (ii) the Depositary shall issue and deliver, at the direction of the Company and each Royalty Certificate Holder, Program ADSs in accordance with the terms and conditions set forth in the Deposit Agreement and this Letter Agreement.

This Letter Agreement confirms our understanding and agreement as follows:

1.  Deposit of Ordinary Shares. The Company and the Depositary hereby agree that the Ordinary Shares underlying the Program ADSs to be delivered in connection with the Purchase shall be deposited by, or on behalf of, the Company with the Custodian under the Deposit Agreement in accordance with the terms hereof and thereof.

The Company hereby confirms that at the time of delivery to the Custodian (x) the Ordinary Shares to be deposited with the Custodian (i) will have been duly authorized and will be validly issued, fully paid, and non-assessable (to the extent applicable under the laws of France), and therefore not subject to any call for the payment of further capital, (ii) will rank pari passu in all respects, and therefore will be fully fungible with the Shares then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued to, and deposited with, the Custodian, the Depositary, or any nominee of the Custodian or the Depositary, as the case may be, and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of stamp duty taxes, and (y) there will be no pre-emptive rights (and any similar rights) with respect to the Ordinary Shares to be deposited with the Custodian that have not been waived, disapplied or exercised or otherwise lapsed.

2.  Issuance and Delivery of Program ADSs upon Ordinary Share Deposit. The Company hereby instructs the Depositary to issue Program ADSs against the deposit of Ordinary Shares by, or on behalf of, the Company, and deliver such Program ADSs at the direction of each Royalty Certificate Holder and the Company, subject to compliance with the terms and conditions of the Deposit Agreement and this Letter Agreement, including without limitation, the receipt by the Custodian or on behalf of the Depositary of the applicable Ordinary Shares and the receipt, by the Depositary, of the applicable fees.

The Depositary hereby agrees to issue Program ADSs representing the right to receive such Ordinary Shares in accordance with the Deposit Agreement upon receipt of (i) the opinions referred to in Section 4 of this Letter Agreement, (ii) confirmation of deposit of the applicable Ordinary Shares by, or on behalf of, the Company, (iii) the corresponding fees referred to in Section 5 of this Letter Agreement, and (iv) a Program Issuance and Delivery Instruction substantially in the form annexed hereto as Exhibit B.

3.  Representations and Warranties. The Company hereby represents and warrants to the Depositary that (i) the Program ADSs, when issued and delivered against payment therefor by way of setting off against certain, liquid, and due claims against the Company at the time of subscription, will be transferable by the Royalty Certificate Holders pursuant to the Registration Statement and consistent with the “Plan of Distribution” contained in the prospectus supplement relating to the Program ADSs or pursuant to a valid securities law exemption; and there are no legal restrictions on subsequent transfers of the Program ADSs under the laws of France or the United States (assuming such transfers are done pursuant to the Registration Statement and consistent with the “Plan of Distribution” contained in the prospectus supplement relating to the Program ADSs or pursuant to a valid securities law exemption), and (ii) it will cause the Ordinary Shares underlying the Program ADSs deliverable in connection with the Purchase to be timely deposited with the Custodian or on behalf of the Depositary.

4.  Opinions and Certificates. In furtherance of the foregoing, the Company shall, (i) at the time of execution of this Letter Agreement, provide the Depositary with (x) an opinion of its French counsel (its “French Counsel”) to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, (a) the execution, delivery and performance of this Letter Agreement have been authorized by and on behalf of the Company and, upon the execution and unconditional delivery of this Letter Agreement by a director, officer or other authorized person for and on behalf of the Company, this Letter Agreement will have been duly executed on behalf of the Company, and (b) the execution and delivery of this Letter Agreement by the Company and the exercise by the Company of its rights and performance of its obligations under this Letter Agreement do not and will not contravene or conflict with any laws of France normally applicable to transactions of the type contemplated by this Letter Agreement, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets, and (y) an opinion of its U.S. counsel (its “U.S. Counsel”) to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) concurrently with each deposit of Ordinary Shares and request for issuance and delivery of the corresponding Program ADSs to, or for the benefit of, a Royalty Certificate Holders, (x) an opinion of its French Counsel to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, (a) the issuance and deposit of the Ordinary Shares and the exercise by the Company of its rights and the performance of its obligations under this Letter Agreement will not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case under any French law or regulation applicable to the Company that have not been obtained or made, and (b) when Ordinary Shares underlying any Program ADSs are issued and deposited in accordance with the terms of this Letter Agreement, the officers and/or directors of the Company will have been duly and validly authorized to deposit such Ordinary Shares and such Ordinary Shares will be validly issued, fully paid and rank pari passu and be fully fungible with the other issued Shares then on deposit with the Custodian on behalf of the Depositary and underlying the ADSs then outstanding, and (y) an opinion of its U.S. Counsel to the Depositary which addresses, among other things, that subject to customary and appropriate assumptions and qualifications, (a) the issuance and delivery of Program ADSs against the deposit of Ordinary Shares does not violate the registration requirements of the Securities Act, (b) the Registration Statement registers the resale of the Program ADSs by, or on behalf of, each Royalty Certificate Holder, (c) the Program ADSs may be sold by the Royalty Certificate Holders pursuant to the Registration Statement in a manner consistent with the “Plan of Distribution” specified in the prospectus supplement relating to the Program ADSs, and (d) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued.

5.  Fees. Subject to any other agreements between the Company and the Depositary with respect to applicable fees, including the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company (or the Royalty Certificate Holders, if the Company and the Royalty Certificate Holders have agreed otherwise) shall pay to the Depositary: (i) an ADS issuance fee of up to US$0.05 per Program ADS issued in accordance with the terms hereunder, and (ii) all costs and expenses (including all related legal fees) incurred by or on behalf of the Depositary in connection with the issuance and delivery of Program ADSs as contemplated by this Letter Agreement. For the avoidance of doubt, the Company (or the Royalty Certificate Holders, if the Company and the Royalty Certificate Holders have otherwise agreed) shall pay all such other fees, costs and expenses payable under the terms of the Deposit Agreement. The Company will notify the Depositary prior to deposit if any Royalty Certificate Holder is paying the Depositary fees.

6.  Fractional Shares and Program ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of Program ADSs, and the Depositary shall not be required to accept, under any circumstances (a) any fraction of an Ordinary Share, nor (b) a number of Ordinary Shares which, upon application of the ADS-to-Share ratio, would give rise to a fraction of a Program ADS.

7.  F-6 Registration Statement. The Depositary and the Company hereto confirm that a signed conformed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

8.  Miscellaneous.

(a)  The Company and the Depositary each hereby acknowledges and agrees that its indemnification obligations contained in Section 5.8 of the Deposit Agreement shall, to the extent not unlawful, apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)  The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)  This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

(d)  This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)  This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)   This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

ABIVAX SA

By:	/s/ Marc de Garidel
Name:	Marc de Garidel
Title:	Chief Executive Officer

Accepted and Agreed

as of the date first written above

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name:	Joseph Connor
Title:	Attorney in Fact

EXHIBIT A

to

Letter Agreement, dated as of May 7, 2026

(the “Letter Agreement”), by and between

ABIVAX SA

and

CITIBANK, N.A.

_____________________

List of Royalty Certificate Holders

_____________________

Name	Value of Royalty Certificates to be Purchased	Number of Subject Ordinary Shares to be Deposited	Number of Program ADS to be Issued
TCG Crossover Fund I, L.P.	$13,680,000	122,618	122,618
VHCP ABVX Holdings, LLC	$11,925,000	106,887	106,887
Deep Track Biotechnology Master Fund, Ltd.	$9,180,000	82,283	82,283
Sofinnova Crossover I SLP	$4,770,000	42,755	42,755
Invus Public Equities, L.P.	$3,015,000	27,024	27,024
FPCI BioMedTech	$1,620,000	14,520	14,520
Santé Holding Srl	$810,000	7,260	7,260
Total	$45,000,000	403,347	403,347

A-1

EXHIBIT B

to

Letter Agreement, dated as of May 7, 2026

(the “Letter Agreement”), by and between

ABIVAX SA

and

CITIBANK, N.A.

_____________________

Program Issuance and Delivery Instruction

_____________________

[●][●], 2026

Citibank, N.A., as Depositary
388 Greenwich Street
New York, New York 10013

Attn.:	Lin Kong (lin.kong@citi.com)
Keith Galfo (keith.galfo@citi.com)
Leslie DeLuca (leslie.deluca@citi.com)
Joseph Connor (joseph.connor@citi.com)
James Lee (james3.lee@citi.com)
DR Broker Services (drbrokerservices@citi.com)

With a copy simultaneously delivered to:

Citibank Europe plc
1 North Wall Quay
Dublin 1
Republic of Ireland

Email:	dccdubadr@citi.com

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attn:	Jean-Claude Lanza (jlanza@pbwt.com)
Daniel Graf (dgraf@pbwt.com)

Re: Abivax SA (CUSIP No.: 00370M103) – Program Issuance and Delivery Instruction

Ladies and Gentlemen:

Reference is hereby made to the (i) Deposit Agreement, dated as of October 24, 2023, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Abivax SA, a limited company (société anonyme) incorporated under the laws of France, and its successors (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) Royalty Certificate Letter Agreement, dated as of May 4, 2026 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement as supplemented by the Letter Agreement and promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Ordinary Shares (as such term is defined in the Letter Agreement and hereinafter used as so defined) specified below from, or on behalf of, the Company in connection with the Purchase (as such term is defined in the Letter Agreement), [●] (the “Royalty Certificate Holder”) and the Company hereby jointly instruct the Depositary, and the Depositary hereby agrees

(i) to promptly accept for deposit the number of Ordinary Shares and issue the number of Program ADSs in each case as specified below:

Number of Ordinary Shares deposited:	____________ Ordinary Shares
Number of Program ADSs (CUSIP No.: 00370M103); each Program ADS representing one (1) Ordinary Share to be issued:	____________ Program ADSs

and (ii) to promptly deliver such Program ADSs, as follows:

Name of DTC Participant to which the Program ADSs are to be delivered:
DTC Participant Account No.:	_____________________________
Account No. for recipient of Program ADSs at DTC Participant (f/b/o information):	_____________________________
Name on whose behalf the above number of Program ADSs are to be issued and delivered:	_____________________________
Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

The Company hereby represents, warrants, and certifies to the Depositary that, as of the date hereof, (i) the Ordinary Shares being deposited into the ADS facility for the purpose of the issuance of the corresponding Program ADSs (a) have been duly authorized and are validly issued, fully paid, and non-assessable (to the extent applicable under the laws of France) and therefore not subject to any call for the payment of further capital,, (b) rank pari passu in all respects, and therefore are fully fungible with the Shares on deposit with the Custodian under the Deposit Agreement, (c) have been or will be legally issued to, and deposited with, the Custodian, the Depositary, or any nominee of the Custodian or the Depositary, as the case may be, and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (d) have been or will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of stamp duty taxes, (ii) there are no pre-emptive rights (and any similar rights) with respect to the Ordinary Shares to be deposited with the Custodian that have not been waived, exercised or lapsed, (iii)(a)(x) the Registration Statement (as such term is defined in the Letter Agreement and hereinafter used as so defined) registers the resale of the Ordinary Shares represented by Program ADSs, such Program ADSs will be transferable following the issuance thereof by the Depositary pursuant to the Registration Statement and consistent with the “Plan of Distribution” contained in the prospectus supplement relating to the Program ADSs or pursuant to a valid securities law exemption, and there are no legal restrictions on subsequent transfers of the Program ADSs to be issued hereunder under the laws of France or the United States (assuming such transfers are done pursuant to the Registration Statement and consistent with the “Plan of Distribution” contained in the prospectus supplement relating to the Program ADSs or pursuant to a valid securities law exemption), (y) the Registration Statement is effective under the Securities Act (as such term is defined in the Letter Agreement and hereinafter used as so defined), and (z) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and (b)(x) the Prospectus Supplement (as such term is defined in the Letter Agreement) has been filed with the Commission pursuant to Rule 424(b)(7) and, upon such filing, formed a part of the Registration Statement and complied in all material respects with the Securities Act and the rules and regulations thereunder, and (y) no order preventing or suspending the use of the Prospectus Supplement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission, (iv) the execution of each of the Purchase Agreement and associated subscription forms, the Deposit Agreement and the Letter Agreement by the Company and the performance of the Company’s obligations thereunder serve its corporate interests (conforme à son intérêt social), and (v) no decision, proceedings, filing, or request relating to any proceedings set out in Book VI of the French Commercial Code (Livre VI du Code de commerce) has been taken, initiated, or filed against the Company between the date of the Examined Documents (as such term is defined in that certain Legal Opinion of the Company’s French counsel dated as of the date hereof and delivered to the Depositary pursuant to Section 4 of the Letter Agreement) and the date of such Legal Opinion.

The Royalty Certificate Holder represents, warrants, and certifies to the Depositary that the Royalty Certificate Holder will only transfer and/or sell Program ADSs pursuant to: (i) an effective registration statement under the Securities Act registering the Royalty Certificate Holder’s resale of the Program ADSs, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, or (ii) Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”) or another exemption from the registration requirements of the Securities Act, if available. The Royalty Certificate Holder further represents, warrants and certifies to the Depositary that if the Royalty Certificate Holder is an “affiliate” of the Company as defined under paragraph (a)(1) of Rule 144 at the time of, or during the three months preceding, any transfer or sale of Program ADSs, if it chooses to rely upon Rule 144 in connection with any such transfer or sale, it will comply with all the requirements of Rule 144 applicable to “affiliates”, including paragraph (c)(1) of Rule 144 (as set forth in subsection (1)(b) above) and the volume limitations and manner of sale conditions under paragraphs (e)(1) and (f) of Rule 144.

Unless separately waived in a signed writing received from the Depositary, the Company hereby agrees and acknowledges that an aggregate issuance fee in the amount of US$[●], being the sum of the per Program ADS issuance fee (US$0.05 per ADS) multiplied by the number of Program ADSs instructed to be issued above pursuant to this Program Issuance and Delivery Instruction (i.e., US$0.05 * [●]) (the “Program ADS Issuance Fee”), shall be due and payable to the Depositary prior to issuance of any Program ADSs. In the absence of such a signed waiver from the Depositary, the Company hereby agrees, acknowledges, and certifies that the Program ADS Issuance Fee has been paid to the Depositary.

The undersigned each hereby further acknowledges that the Depositary shall have no obligation to issue any Program ADSs prior to its receipt of the Program ADS Issuance Fee in full.

Notwithstanding anything contained herein to the contrary, each of the parties hereto agrees and acknowledges that in the event the Depositary fails to receive payment in full of the Program ADS Issuance Fee, on or prior to the date hereof, the Depositary shall (i) not be obligated to perform any of the services contemplated by the Letter Agreement, including the issuance of the Program ADSs pursuant to this instruction, or the Letter Agreement, and (ii) incur no liability for its failure to undertake or perform any of the services contemplated by the Letter Agreement, including the issuance of the Program ADSs pursuant to this instruction, or otherwise contemplated to be undertaken or performed in connection with the Purchase.

The undersigned each hereby agrees (i) that if any of the above representations, warranties and/or covenants are false or incorrect in any way, the Depositary shall be authorized, at the cost and expense of the undersigned, to take any and all actions necessary to correct the consequences thereof, and (ii) to indemnify the Depositary, Custodian, and any of their respective directors, officers, employees, agents and affiliates for, and to hold the Depositary, Custodian, and any of their respective directors, officers, employees, agents and affiliates harmless against, all losses, liabilities, taxes, charges, penalties or expenses (including reasonable legal fees and disbursements), incurred by the Depositary and/or Custodian or to which the Depositary and/or Custodian may become subject to and arising, or that may arise, out of or in connection with the matters contemplated herein, including, without limitation, out of any untrue statement of fact, and any representation, warranty and/or covenant, in each case provided herein.

The Royalty Certificate Holder agrees that, in connection with the matters described above, the Company and its legal counsels, Cooley LLP and Dechert (Paris) LLP, may rely upon the statements, representations and warranties made herein for purposes of preparing and delivering any legal opinion(s) required in connection with the deposit of the Ordinary Shares and the issuance of the Program ADSs, and the Depositary is authorized to rely on this certificate in connection with the deposit of the Ordinary Shares and the issuance and delivery of the Program ADSs.

[ROYALTY CERTIFICATE HOLDER]	ABIVAX SA

By:	By:
Name:	Name:
Title:	Title:

B-5